As filed with the Securities and Exchange Commission on November 8, 2006

Registration No. 333-138023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6222 185th Avenue NE

Redmond, WA 98052

(425) 936-6847

(Address, including zip code, and telephone number, including area code of principal executive offices)

Thomas M. Walker

Vice President, General Counsel & Secretary

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

(425) 936-6847

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel F. Freedman

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to 4,266,440 shares of common stock of the Registrant that are registered under Registration Statement on Form S-3 No. 333-123902, which was declared effective on August 9, 2005, and to 699,578 shares of common stock of the Registrant that are registered under Registration Statement on Form S-3 No. 333-130977, which was declared effective on January 25, 2006. This Registration Statement acts as a post-effective amendment to Registration Statement on Form S-3 No. 333-130977 and as a post-effective amendment to Registration Statement on Form S-3 No. 333-123902, pursuant to which the total number of shares of common stock of the Registrant previously registered under Registration Statement on Form S-3 No. 333-130977 and Registration Statement on Form S-3 No. 333-123902 may be offered and sold, together with the securities registered hereunder, through the use of the combined Prospectus included herein. In the event any of such previously registered shares of common stock of the Registrant are offered and sold prior to the effective date of this Registration Statement, the amount of such shares of common stock will not be included in any Prospectus hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is prohibited.

Subject to Completion November 8, 2006

PROSPECTUS

Microvision, Inc.

Common Stock

6,891,397 Shares

This prospectus relates to the resale of up to 6,891,397 shares of our common stock that may be issued:

•	to pay interest pursuant to the terms of our amended and restated senior secured convertible notes;

•	upon conversion of our amended and restated senior secured convertible notes; and

•	upon exercise of the warrants issued in connection with our sale and amendment of the amended and restated senior secured convertible notes.

See “Private Placement of Notes and Warrants” for more information about the amended and restated senior secured convertible notes and warrants.

We are registering these shares on behalf of the selling shareholders named in this prospectus to be offered and sold by them from time to time.

The securities offered in this prospectus involve a high degree of risk. See “ Risk Factors” on page 1.

Our common stock is listed on the NASDAQ Global Market with the ticker symbol: “MVIS.” On November 6, 2006, the closing price of one share of our common stock on the NASDAQ Global Market was $3.24.

Our executive offices are located at 6222 185th Avenue NE, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations, business and prospects. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus.

Forward-looking statements include, but are not limited to, those relating to the general direction of our business, including our scanned beam display and imaging capture businesses; the ability of our scanned beam display technology or products incorporating this technology to achieve market acceptance; our ability to marshal adequate financial, management and technical resources to develop and commercialize our technologies; our expected revenues and expenses in future periods; our ability to obtain financing; the market value of our investment in Lumera Corporation; developments in the defense, aerospace and other industries on which we have focused; and our relationships with strategic partners.

These forward-looking statements are not guarantees of future performance. There are important factors that could cause our actual results, performance or achievements to differ materially from those contemplated, expressed or implied by such forward-looking statements, including those factors discussed in “Risk Factors” below.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent filings, including filings after the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

Microvision’s executive offices are located at 6222 185th Avenue NE, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

PRIVATE PLACEMENT OF NOTES AND WARRANTS

On March 11, 2005 we entered into a Securities Purchase Agreement with various investors pursuant to which we raised an aggregate of $10,000,000 before issuance costs and issued senior secured exchangeable convertible notes in the aggregate principal amount of $10,000,000 and warrants to purchase shares of our common stock. On July 25, 2005, we amended and restated the notes and, in connection with that amendment, issued warrants to purchase 750,000 shares of our common stock.

The amended and restated notes are convertible at any time at the option of the investors into shares of our common stock at an initial conversion price of $5.85 per share. The last installment of principal is due on March 15, 2007. The notes bear interest at a rate of the applicable LIBOR plus three percent (3.0%) per annum, subject to periodic adjustment, provided that the interest rate shall not be less than 6.0% per annum or greater than 8.0% per annum other than upon an event of default as provided in the notes. The first interest payment was due on September 15, 2005, and thereafter accrued interest is payable quarterly in arrears.

The notes have a term of two years, and one-sixth of the principal amount is payable on each of December 15, 2005, March 15, 2006, June 15, 2006, September 15, 2006, December 15, 2006 and March 15, 2007. We have the option to pay principal in cash or, subject to the satisfaction of the “Equity Conditions” described below, shares of our common stock or a combination thereof. Payment in common stock will be issued at a 10% discount to the arithmetic average of the volume weighted average prices for the 15 trading days prior to the payment date. Interest is payable in cash or, subject to the satisfaction of the “Equity Conditions” described below, shares of our common stock, at our option. If we elect to pay interest in shares of our common stock, the price will be based on 92% of the arithmetic average of the volume weighted average prices for the 10 trading days prior to the payment date. Subject to the satisfaction of the “Equity Conditions” described below, we have the right to mandatorily convert the notes into shares of our common stock at the conversion price of $5.85 if the shares trade at or above $10.24 for 20 out of 30 trading days after the six-month anniversary of the effectiveness of the registration statement of which this prospectus is a part.

The “Equity Conditions” require that, during the period beginning 15 trading days before the date we are required to provide notice of our election until the date of the applicable principal payment, interest payment or mandatory conversion, (1) a registration statement must be effective or all shares of our common stock must be eligible for sale without restriction and without the need for registration, (2) our common stock must be designated for quotation on The Nasdaq Global Market and shall not have been suspended from trading nor shall suspension have been threatened or pending, (3) we must have delivered shares to the holders on a timely basis in connection with any conversion of the notes or any exercise of the warrants, (4) we must be able to issue the applicable shares in full without exceeding the volume limitations set forth in the notes and the warrants, (5) we must have timely made any payments that became due and payable under the notes, (6) there must not have been a public announcement of a pending or intended fundamental transaction which has not been abandoned, (7) there must not have occurred an event of default or an event that could constitute an event of default under the notes, (8) we must not have knowledge of any fact that would cause the shares not to be eligible for resale, and (9) we must not be in breach of any provision, covenant, representation or warranty of any agreement executed in connection with the transaction to the extent that such breach would have a material adverse effect.

We have pledged to the investors 1,750,000 shares of Lumera Corporation’s common stock owned by us as security for the notes.

The warrants dated March 11, 2005 are exercisable for 462,330 shares of our common stock at an initial exercise price of $6.84 per share through March 11, 2010, resulting in the Company being entitled to an aggregate amount of $3.16 million if all of those warrants are exercised for cash. The warrants dated July 25, 2005 are exercisable for 750,000 shares of our common stock at an initial exercise price of $6.84 per share through July 25, 2008, resulting in the Company being entitled to an aggregate amount of $5.13 million if all of those warrants are exercised for cash. The conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments, subject to conditions.

USE OF PROCEEDS

All net proceeds from the sale of the shares of common stock will go to the shareholder who offers and sells them. We will not receive any proceeds from this offering. However, we would receive proceeds of approximately $8.29 million, without giving affect to any anti-dilution adjustments, if all of the warrants issued to the selling shareholders and covered by this prospectus are exercised for cash. The funds would be used for general corporate purposes.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are issuable upon conversion of the notes, as interest on the notes and upon exercise of the warrants. For additional information regarding the issuance of those notes and warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the notes and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based in part on its ownership of the notes and warrants as of October 10, 2006, assuming conversion of all notes and exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on conversions or exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders. In accordance with the terms of the registration rights agreement with the selling shareholders, this prospectus generally covers the resale of at least 130% of the sum of (i) the number of shares of common stock issued and issuable as interest on the notes, (ii) the number of shares of common stock issued and issuable upon conversion of the notes and (iii) the number of shares of common stock issued and issuable upon exercise of the related warrants. Because the conversion price of the notes, the interest payable on the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the shares beneficially owned by the selling shareholders in connection with the notes and warrants. The percentage of our outstanding common stock beneficially owned by the selling shareholders is based on 39,634,846 shares of common stock issued and outstanding as of October 10, 2006.

Under the terms of the notes and the warrants, a selling shareholder may not convert the notes or exercise the warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the notes which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Beneficial Ownership Percentage After Offering
(1) Iroquois Capital, L.P.	1,341,717	1,141,744	585,953	1.45%
(2) Smithfield Fiduciary LLC	1,936,658	2,116,614	791,409	1.94%
(3) Omicron Master Trust	517,646	592,724	267,274	*
(4) Cranshire Capital L.P.	1,326,134	1,411,078	562,634	1.39%
(5) Rockmore Investment Master Fund Ltd.	502,724	618,970	191,451	*
(6) Portside Growth and Opportunity Fund	634,200	1,010,267	213,057	*

*	Less than one percent.

(1)	Joshua Silverman has voting and investment control of the securities held by Iroquois Master Fund LTD, which wholly owns Iroquois Capital, L.P. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund LTD.
(2)	Highbridge Capital Management, LLC (“Highbridge”), is the trading manager of Smithfield Fiduciary LLC (“Smithfield”) and consequently has voting control and investment discretion over the shares of Common Stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.
(3)	Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. As of the date of this prospectus supplement, Mr. Olivier H. Morali, an officer of OCI, and Mr. Bruce T. Bernstein, a consultant to OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions with respect to the shares of our common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Exchange Act or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Exchange Act or the SEC’s Regulation 13D-G) controls Omicron and Winchester.
(4)	Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P. has sole voting and investment control of securities held by Cranshire.
(5)	Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of September 16, 2006, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.
(6)

Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment adviser of Portside Growth and Opportunity Fund (“Portside”) and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. The investment advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, Portside Growth and Opportunity Fund acquired the securities offered by this prospectus for its own account in the ordinary course of business and, at the time it acquired the securities, it had no agreement or understanding, direct or indirect, with any person to distribute the securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes, upon exercise of the warrants and as interest on the notes to permit the resale of these shares of common stock by the holders of the related notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $51,098 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s Website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our annual report on Form 10-K for the year ended December 31, 2005;

•	Our Amendment No. 1 to our annual report on Form 10-K for the year ended December 31, 2005;

•	Our Amendment No. 2 to our annual report on Form 10-K for the year ended December 31, 2005;

•	Our Amendment No. 3 to our annual report on Form 10-K for the year ended December 31, 2005;

•	Our quarterly reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221); and

•	Our current reports on Form 8-K and 8-K/A filed with the SEC on July 13, 2006, June 13, 2006, May 31, 2006, May 5, 2006, April 28, 2006, April 14, 2006, March 15, 2006, March 14, 2006, March 6, 2006, February 3, 2006 and January 19, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Microvision, Inc.

6222 185th Avenue NE

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized nor have the selling shareholder authorized anyone to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL OPINION

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the shares.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Microvision, Inc. incorporated in this prospectus by reference to Microvision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Lumera Corporation incorporated in this prospectus by reference to Microvision, Inc.’s Annual Report on Form 10-K/A (Amendment No. 3 to Form 10-K) for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Distribution

SEC Registration Fee	$306.96
Blue Sky Fees and Expenses*	1,000
Legal Fees and Expenses*	25,000
Printing Expenses*	10,000
Accounting Fees and Expenses*	7,000
Miscellaneous*	7,791.04
Total Expenses	$51,098

*	Estimated

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate provides that the Company’s Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant’s Certificate further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.	Exhibits

Title of Exhibit
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm.

23.2	Consent of Lumera Corporation’s Independent Registered Public Accounting Firm.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set fort in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 of Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 8th day of November, 2006.

MICROVISION, INC.

By:	/s/ THOMAS M. WALKER
Name:	Thomas M. Walker
Title:	Vice President, General Counsel & Secretary

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of November, 2006.

Signature	Title

/s/ ALEXANDER TOKMAN Alexander Tokman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ JEFF WILSON Jeff Wilson	Chief Financial Officer (Principal Financial Officer)

* Richard A. Cowell	Director

* Slade Gorton	Director

* Marc Onetto	Director

* Jeanette Horan	Director

* Brian Turner	Director

*By:	/s/ THOMAS M. WALKER
Thomas M. Walker
Attorney-in-fact

EXHIBIT INDEX

Number	Title of Exhibit
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm.

23.2	Consent of Lumera Corporation’s Independent Registered Public Accounting Firm.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed.